Exhibit 99.1

LUMENTUM HOLDINGS, INC.

2015 EQUITY INCENTIVE PLAN

1. Establishment and Purpose of the Plan. The Lumentum Holdings, Inc. 2015 Equity Incentive Plan is hereby established effective as of June 23, 2015, the date of its approval by JDS Uniphase Corporation, the sole stockholder of the Company (the “Effective Date”). The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Lumentum Holdings, Inc., a Delaware corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means a disability as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, Section 409A Deferred Compensation payable pursuant to the Plan on account of the Disability of a Grantee shall be paid only if and when such Grantee has become disabled within the meaning of Section 409A.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation or to a credit for the account of such Grantee measured by cash dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of one share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sale price of a Share as quoted on such exchange or system on the date of determination (or, if no closing sale price was reported on that date, on the last trading date such closing sale price was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable, provided that, if applicable, the Fair Market Value of a Share shall be determined in a manner that complies with Section 409A; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.

(z) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(bb) “Incentive Stock Option” means an Option intended to qualify, and which does qualify, as an incentive stock option within the meaning of Section 422 of the Code.

(cc) “Non-Qualified Stock Option” means an Option not intended to qualify, or which does not qualify, as an Incentive Stock Option.

(dd) “JDS Uniphase Corporation Separation” means the spin-off of the Company from JDS Uniphase Corporation pursuant to that certain Separation and Distribution Agreement between the Company and JDS Uniphase Corporation.

(ee) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(gg) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh) “Performance Award Formula” means a formula or table established by the Administrator which provides the method of determining the compensation payable pursuant to an Award based on one or more levels of attainment of specified Performance Criteria measured as of the end of the applicable Performance Period. A Performance Award Formula may include a minimum, maximum, target level and intermediate levels of Performance Criteria, with the final value of an Award determined by applying the Performance Award Formula to the specified Performance Criteria level attained during the applicable Performance Period. A target level of performance may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Administrator.

(ii) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(jj) “Performance Criteria” means any one of, or combination of, the following: (i) share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) net income, (xiii) cash flow, (xiv) revenue, (xv) expenses, (xvi) earnings before any one or more of share-based compensation expense, interest, taxes, depreciation and amortization, (xvii) economic value added, (xviii) market share, (xix) personal management objectives, (xx) product development, (xxi) completion of an identified special project, (xxii) completion of a joint venture or other corporate transaction, and (xxiii) other measures of performance selected by the Administrator. Performance Criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Administrator prior to the grant of the applicable Award. As specified by the Administrator, Performance Criteria may be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes, one or more Subsidiaries or such division or other business unit of any of them selected by the Administrator. Performance Criteria may be measured relative to a peer group or index, as specified by the Administrator. Unless otherwise determined by the Administrator prior to the grant of the applicable Award, the Performance Criteria shall be calculated excluding the effect (whether positive or negative) on the Performance Criteria of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the Performance Criteria applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award.

(kk) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ll) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Criteria established by the Administrator.

(mm) “Performance Units” means an Award which may be earned in whole or in part based upon attainment of Performance Criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(nn) “Plan” means this 2015 Equity Incentive Plan.

(oo) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(pp) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(qq) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(rr) “Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(tt) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(uu) “Section 409A” means Section 409A of the Code.

(vv) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww) “Share” means a share of the Common Stock.

(xx) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan.

(a) Maximum Number of Shares Issuable. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is eight million five hundred thousand (8,500,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Share Counting. Any Shares subject to an Award will be counted against the numerical limits of this Section 3 as one (1) Share for every Share subject thereto. Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) or settled in cash shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company for an amount not greater than their original purchase price, such Shares shall become available for future grant under the Plan. With respect to Options and SARs, the gross number of Shares subject to the Award will cease to be available under the Plan (whether or not the Award is net settled for a lesser number of Shares, or if Shares are utilized to exercise such an Award). In addition, if Shares are withheld to pay any withholding taxes applicable to an Award, then the gross number of Shares subject to such Award will cease to be available under the Plan.

(c) Assumption or Replacement of Awards. The Administrator may, without affecting the number of Shares reserved or available for issuance hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code; provided, however, that Shares subject to Awards issued or assumed pursuant to the Plan with respect to awards for shares of the common stock of JDS Uniphase Corporation in connection with the JDS Uniphase Corporation Separation shall reduce the aggregate number of Shares remaining available for issuance pursuant to the Plan set forth in Section 3(a).

4. Administration of the Plan.

(a) Plan Administrator.

(i) Authority of Administrator. The Plan shall be administered by the Administrator. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Administrator, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

(ii) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iv) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards intended to qualify as Performance-Based Compensation to any Covered Employee or other Employee reasonably expected to become a Covered Employee shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee. Unless otherwise permitted in compliance with the requirements under Section 162(m) of the Code with respect to each Award intended to result in the payment of Performance-Based Compensation, the Administrator shall establish in writing the Performance Criteria and Performance Award Formula no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period or (B) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Criteria remains substantially uncertain. Once established, the Performance Criteria and Performance Award Formula applicable to an Award intended to result in the payment of Performance-Based Compensation to a Covered Employee shall not be changed. Following the completion of the Performance Period applicable to such Award, the Administrator shall certify in writing the extent to which the applicable Performance Criteria have been attained and the resulting final value of the Award earned by the Grantee and to be paid upon its settlement in accordance with the applicable Performance Award Formula. Notwithstanding the foregoing, the Administrator shall have the discretion, on the basis of such criteria as may be established by the Administrator, to reduce some or all of the value of an Award that would otherwise be paid to a Covered Employee upon its settlement notwithstanding the attainment of any Performance Criteria and the resulting value of the Award determined in accordance with the Performance Award Formula; provided, however, that no such reduction may result in an increase in the amount payable upon settlement of another Grantee’s Award that is intended to result in Performance-Based Compensation.

(v) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to determine whether an Award granted to a Covered Employee shall be intended to result in Performance-Based Compensation and the applicable Performance Criteria, Performance Period and Performance Award Formula;

(v) to approve forms of Award Agreements for use under the Plan;

(vi) to determine the terms and conditions of any Award granted hereunder;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would have a materially adverse effect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Administrator shall not approve a program providing for either (i) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a Share (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (ii) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section 4(c) shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 10.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5. Eligibility.

(a) Persons Eligible for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

(b) Participation in the Plan. Awards are granted solely at the discretion of the Administrator. Eligibility to be granted an Award shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any Performance Criteria established by the Administrator. Partial achievement of any specified Performance Criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. Consistent with the requirements of Section 409A, if applicable, and other Applicable Laws, the Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Section 162(m) Award Limits. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be 1,000,000 Shares. The maximum dollar amount that may become payable to any Grantee in any fiscal year of the Company under

Performance Unit Awards or other Awards denominated in U.S. dollars shall be $20,000,000. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a Grantee may be granted Awards for up to an additional 1,000,000 Shares or U.S. dollar denominated Awards providing for payment in any fiscal year of the Company of up to an additional $20,000,000, which shall not count against the limits set forth in the preceding sentences of this subsection (g). The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares or dollar amount with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(ii) Nonemployee Director Award Limits. No Director who is not also an Employee shall be granted within any fiscal year of the Company one or more Awards pursuant to the Plan which in the aggregate are for more than a number of Shares determined by dividing $500,000 by the Fair Market Value of a Share determined on the last trading day immediately preceding the date on which the applicable Award is granted to such Director.

(iii) Minimum Vesting. Except with respect to five percent (5%) of the maximum number of Shares issuable under the Plan pursuant to Section 3(a), no Award which vests on the basis of the Grantee’s Continuous Active Service shall vest earlier than one year following the date of grant of such Award; provided, however, that such limitation shall not preclude the acceleration of vesting of such Award upon the death, disability, or involuntary termination of Service of the Grantee or in connection with a Corporate Transaction, as determined by the Administrator in its discretion.

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Subject to the foregoing, unless otherwise specified by the Administrator in the grant of an Option or SAR, each Option and SAR shall terminate eight (8) years after the date of grant of such Award, unless earlier terminated in accordance with its provisions.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing but subject to Applicable Laws and local procedures, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for such period, if any, as required by the Company to avoid adverse accounting treatment;

(iv) with respect to Options, by delivery of a properly executed exercise notice followed by a procedure pursuant to which (A) the Company will reduce the number of Shares otherwise issuable to the Grantee upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the Shares with respect to which the Option is exercised, and (B) the Grantee shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued;

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes.

(i) Tax Withholding in General. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax (including social insurance) withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company or Related Entity employing the Grantee shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(ii) Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or settlement of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or Related Entity employing the Grantee. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Grantee to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the Shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of the Company or Related Entity employing the Grantee and to remit an amount equal to such tax withholding obligations to such employer in cash.

8. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement; provided however, that no Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option or SAR (except in the event of such Employee’s death, disability or retirement, upon a Corporate Transaction, or as otherwise permitted by the Worker Economic Opportunity Act).

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(b) Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company set forth in Section 6(g)(i), and in the exercise or purchase price per Share under any outstanding Award in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. The Administrator in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Criteria, Performance Award Formulas and Performance Periods. The adjustments determined by the Administrator pursuant to this Section shall be final, binding and conclusive.

11. Corporate Transactions.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither

Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option the exercisability of which is accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Compliance with Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A, as determined by the Administrator in good faith, to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with any Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A. In connection with effecting such compliance with Section 409A, the following shall apply:

(a) Notwithstanding anything to the contrary in the Plan, to the extent required to avoid tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan on account of, and during the six (6) month period immediately following, the Grantee’s termination of Continuous Active Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s “separation from service” within the meaning of Section 409A (or the Grantee’s death, if earlier).

(b) Neither any Grantee nor the Company shall take any action to accelerate or delay the payment of any amount or benefits under an Award in any manner which would not be in compliance with Section 409A.

(c) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that any Section 409A Deferred Compensation would become payable under the Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting the Corporate Transaction would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which would result in the payment of Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Corporate Transaction as a result of the failure of the Award to be Assumed or Replaced in accordance with Section 11(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Corporate Transaction into a right to receive, in cash on the date or dates such Award would have been settled in accordance with its then existing settlement schedule, an amount or amounts equal in the aggregate to an amount which preserves the compensation element of the Award at the time of the Corporate Transaction.

(d) Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A.

(e) Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Grantee under Section 409A and neither the Company nor the Administrator will have any liability to any Grantee for such tax or penalty.

13. Term of Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

14. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vii) or this Section 14(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 13, above) shall adversely affect any rights under Awards already granted to a Grantee.

15. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Rights as a Stockholder.

(a) A Grantee shall have no rights as a stockholder with respect to any Shares covered by an Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 10 or another provision of the Plan.

(b) Except as provided in any Award Agreement, during any period in which Shares acquired pursuant to an Award remain subject to vesting conditions, the Grantee shall have all of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares; provided, however, that if so determined by the Administrator and provided by the Award Agreement, such dividends and distributions shall be subject to the same vesting conditions as the Shares subject to the Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which Grantee is entitled by reason of the Grantee’s Award shall be immediately subject to the same vesting conditions as the Shares subject to the Award with respect to which such dividends or distributions were paid or adjustments were made.

17. Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following: (a) by delivering to the Grantee evidence of book entry shares of Common Stock credited to the account of the Grantee, (b) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (c) by delivering such Shares to the Grantee in certificate form.

18. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

20. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

21. Forfeiture Events.

(a) The Administrator may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Continuous Active Service for Cause or any act by a Grantee, whether before or after termination of Continuous Active Service, that would constitute Cause for termination of Continuous Active Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws, including, without limitation, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Grantee who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Grantee during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Grantee from the sale of securities of the Company during such twelve- (12-) month period.

22. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Related Entity’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Related Entity to take any action which such entity deems to be necessary or appropriate.

23. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24. Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

For Use in the United States

LUMENTUM HOLDINGS INC.

2015 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	Grant Number:

Date of Grant:

	Type of Option:	Non-Qualified Stock Option

Expiration Date:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock (the “Option”), subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice”), the Lumentum Holdings Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Grant Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of

Shares subject to the Option:	Exercise Price per Share:	$

Vesting Commencement Date:	Total Exercise Price:	$

Vesting Schedule:

Subject to Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Option Agreement and the Plan, the Option may be exercised, in whole or in part, in accordance with the following schedule:

[VESTING SCHEDULE]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

Lumentum Holdings Inc.,
a Delaware corporation

By:
Title:

By signing below or by electronic acceptance or authentication in a form authorized by the Company, the Grantee acknowledges that copies of this Notice, the Option Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration of the shares issuable pursuant to the Option with the Securities and Exchange Commission have been provided to the Grantee or made available to the Grantee on the Company’s internal website or a website of the Company’s third party plan administrator and may be viewed and printed by the Grantee for attachment to the Grantee’s copy of this Notice. The Grantee represents that he or she is familiar with the terms and provisions of this Notice, the Option Agreement and the Plan, and hereby accepts the Option subject to all of their terms and conditions. The Grantee has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Option Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Option Agreement or the Plan shall be resolved in accordance with Section 13 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

For Use in the United States

LUMENTUM HOLDINGS INC. 2015 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

1. Grant of Option. Lumentum Holdings Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. In no event shall the Company issue fractional Shares.

(b) Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall continue, unless otherwise determined by the Administrator in advance of the commencement of such leave of absence.

(c) Change in Status. In the event the Grantee ceases to be a bona fide Employee, vesting of the Option shall continue if and only to the extent determined by the Administrator as of such change in status.

(d) Post Termination Exercise Period. The “Post-Termination Exercise Period” shall be ninety (90) days from the Termination Date as defined in Section 5, below.

(e) Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice in the form determined by the Administrator from time to time which shall state the election to exercise the Option, the whole number of Shares for which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d), below.

3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not violate any Applicable Law and, provided further, that the portion of

For Use in the United States

the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a fair market value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4. Taxes.

(a) Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Option, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or exercise of the Option or the subsequent sale of Shares issuable pursuant to the Option. The Company and its Affiliates do not commit and are under no obligation to structure the Option to reduce or eliminate the Grantee’s tax liability. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Option (e.g., exercise of the Option) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

For Use in the United States

(i) By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) or clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(ii) By Withholding Shares. The Company shall have the right, but not the obligation, to require the Grantee to satisfy all or any portion of the Tax Withholding Obligation by deducting from the Shares otherwise deliverable to the Grantee upon exercise of the Option a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Withholding Obligations arises, not in excess of the amount of such Tax Withholding Obligation determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Withholding Obligation arises, the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(c) Grantee Acknowledgment. The Grantee acknowledges that the exercise of the Option, the holding of Shares subsequent to exercise and the disposition of any such Shares have significant tax consequences. The Grantee further acknowledges that satisfaction of all tax obligations applicable to the Grantee’s participation in the Plan is the sole responsibility of the Grantee. The Company cannot provide any advice to the Grantee with respect his or her personal income tax obligations. The Grantee should consult with his or her own tax advisor before the exercise of the Option and before the disposition of any Shares acquired upon exercise of the Option.

5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

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6. Termination of Continuous Active Service. In the event the Grantee’s Continuous Active Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option as to the vested Shares during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 7 and 8 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date (i.e., the unvested Shares), or if the Grantee does not exercise the Option within the Post-Termination Exercise Period and prior to the Expiration Date, the Option shall terminate.

7. Disability of Grantee. In the event the Grantee’s Continuous Active Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

8. Death of Grantee. In the event of the termination of the Grantee’s Continuous Active Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Active Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the Termination Date, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option. The Option may not be transferred in any manner other than by will and by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee (or in the case of the Grantee’s legal incapacity, by the Grantee’s legal representative or by the person acting as attorney-in-fact for the Grantee under a durable general power of attorney); provided, however, that the Grantee may designate a beneficiary of the Option in the event of Grantee’s death on a beneficiary designation form provided by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The

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Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Option Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Option Agreement and the Option to satisfy or comply with or meet the requirements of Code Section 409A. However, the Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Code Section 409A to the Option, and the Company does not represent or warrant that this Option Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Code Section 409A to the Award.

12. Headings. The captions used in this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13. Dispute Resolution The provisions of this Section 13 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee’s successors (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice),

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with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

15. No Effect on Terms of Service. The shares subject to the option shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the option or acquiring shares hereunder) and the Option has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Option Agreement, or the Plan shall confer upon the Grantee any right with respect to future option grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, the Grantee’s employment status is at will. This Option shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

16. Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all option grants or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired upon exercise of the Option or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

17. Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are

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translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

END OF AGREEMENT

LUMENTUM HOLDINGS INC.

2015 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:	Award Number:

Date of Award:

	Type of Award:	Restricted Stock Units

Vesting Commencement Date:

You (the “Grantee”) have been granted a restricted stock unit award (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Lumentum Holdings Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of Restricted Stock Units Awarded (the “Units”):

Vesting Schedule:

Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule:

[VESTING SCHEDULE]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Lumentum Holdings Inc.,
a Delaware corporation

By:
Title:

By signing below or by electronic acceptance or authentication in a form authorized by the Company, the Grantee acknowledges that copies of this Notice, the Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration of the shares issuable pursuant to the Award with the Securities and Exchange Commission have been provided to the Grantee or made available to the Grantee on the Company’s internal website or a website of the Company’s third party plan administrator and may be viewed and printed by the Grantee for attachment to the Grantee’s copy of this Notice. The Grantee represents that he or she is familiar with the terms and provisions of this Notice, the Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions. The Grantee has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee agrees that all disputes arising out of or relating to this Notice, the Agreement and the Plan shall be resolved in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

LUMENTUM HOLDINGS INC. 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Issuance of Units. Lumentum Holdings Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3. Vesting.

(a) For purposes of this Agreement and the Notice, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

(b) The Units shall commence vesting and shall vest pursuant to the schedule within the Notice, subject to and in accordance with the terms of the Notice, this Agreement and the Plan.

4. Termination of Continuous Active Service. Except in the event of the Grantee’s change in status from an Employee to a Consultant, in which case vesting of the Units shall continue only to the extent determined by the Administrator, vesting of the Units shall cease upon the date of termination of the Grantee’s Continuous Active Service for any reason, including death or Disability. In the event the Grantee’s Continuous Active Service is terminated for any reason, any unvested Units held by the Grantee immediately following such termination of Continuous Active Service shall be forfeited without compensation and deemed reconveyed to the Company, and the Company shall thereafter be the legal and beneficial owner of the unvested Units and shall have all rights and interest in or related thereto without further action by the Grantee.

5. Conversion of Units and Issuance of Shares. Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations, and in any event no later than the 15th day of the third calendar month following calendar year of the applicable vesting date. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

For Use in the United States

6. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

7. Taxes.

(a) Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. As a condition and term of this Award, no election under Section 83(b) of the Code may be made by the Grantee or any other person with respect to all or any portion of the Award.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting or issuance of Shares) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) or clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

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(ii) By Withholding Shares. The Company shall have the right, but not the obligation, to require the Grantee to satisfy all or any portion of the Tax Withholding Obligation by deducting from the Shares otherwise deliverable to the Grantee in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Withholding Obligations arises, not in excess of the amount of such Tax Withholding Obligation determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Withholding Obligation arises, the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(c) Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

8. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of Code Section 409A. However, the Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Code Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Code Section 409A to the Award.

9. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

10. Dispute Resolution. The provisions of this Section 10 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement.

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The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12. No Effect on Terms of Service. The Units subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future restricted stock unit grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. This Award shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

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13. Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all awards of equity compensation or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, Asia, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired as a result of this Award or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

14. Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

END OF AGREEMENT

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EXHIBIT A

Lumentum Holdings Inc.

Restricted Stock Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued restricted stock units (the “Units”) under any existing or subsequently adopted equity incentive plan of Lumentum Holdings Inc. or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐    (b)    Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

[1]	A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

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☐    (c)    Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐    (b)    Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐    (c)    Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall

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be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective until I file another such designation with Lumentum Holdings Inc.. Any previous Beneficiary Designations are hereby revoked.

Submitted by:		Accepted by:

☐ Grantee	☐ Grantee’s Spouse	Lumentum Holdings Inc.

By:

	(Signature)	Its:

Date:		Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

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Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

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LUMENTUM HOLDINGS INC.

2015 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE UNIT AWARD

Grantee’s Name and Address:	Award Number:

Date of Award:

	Type of Award:	Performance Units

You (the “Grantee”) have been granted a Performance Unit award (the “Award”), subject to the terms and conditions of this Notice of Performance Unit Award (the “Notice”), the Lumentum Holdings Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Performance Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Target Number of Performance Units Awarded:

Maximum Number of Performance Units Awarded:

Earning and Vesting of Performance Units:

Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Agreement and the Plan, the Performance Units will be earned and “vest” as set forth in Section 3 of the Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Lumentum Holdings Inc., a Delaware corporation

By:
Title:

By signing below or by electronic acceptance or authentication in a form authorized by the Company, the Grantee acknowledges that copies of this Notice, the Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration of the shares issuable pursuant to the Award with the Securities and Exchange Commission have been provided to the Grantee or made available to the Grantee on the Company’s internal website or a website of the Company’s third party plan administrator and may be viewed and printed by the Grantee for attachment to the Grantee’s copy of this Notice. The Grantee represents that he or she is familiar with the terms and provisions of this Notice, the Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions. The Grantee has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee agrees that all disputes arising out of or relating to this Notice, the Agreement and the Plan shall be resolved in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

LUMENTUM HOLDINGS INC. 2015 EQUITY INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

1. Issuance of Units. Lumentum Holdings Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Unit Award (the “Notice”), up to the Maximum Number of Performance Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Performance Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. The number of Units, if any, ultimately earned by the Grantee and which may become vested Units shall be determined in accordance with Section 3. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3. Earning and Vesting of Performance Units.

(a) For purposes of this Agreement and the Notice, Units are earned and become “Earned Units” (not to exceed the Maximum Number of Performance Units Awarded) upon the attainment of the Performance Goals set forth in this Section 3. The term “vest” shall mean, with respect to any Earned Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of an Earned Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

(b) [PERFORMANCE GOALS AND VESTING]

4. Termination of Continuous Active Service. Except in the event of the Grantee’s change in status from an Employee to a Consultant, in which case vesting of the Units shall continue only to the extent determined by the Administrator, vesting of the Units shall cease upon the date of termination of the Grantee’s Continuous Active Service for any reason, including death or Disability. In the event the Grantee’s Continuous Active Service is terminated for any reason, any unvested Units held by the Grantee immediately following such termination of Continuous Active Service shall be forfeited without compensation and deemed reconveyed to the Company, and the Company shall thereafter be the legal and beneficial owner of the unvested Units and shall have all rights and interest in or related thereto without further action by the Grantee.

5. Conversion of Units and Issuance of Shares. Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations,

For Use in the United States

and in any event no later than the 15th day of the third calendar month following calendar year of the applicable vesting date. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

6. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

7. Taxes.

(a) Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. As a condition and term of this Award, no election under Section 83(b) of the Code may be made by the Grantee or any other person with respect to all or any portion of the Award.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting or issuance of Shares) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) or clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

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(ii) By Withholding Shares. The Company shall have the right, but not the obligation, to require the Grantee to satisfy all or any portion of the Tax Withholding Obligation by deducting from the Shares otherwise deliverable to the Grantee in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Withholding Obligations arises, not in excess of the amount of such Tax Withholding Obligation determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Withholding Obligation arises, the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(c) Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

8. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of Code Section 409A. However, the Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Code Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Code Section 409A to the Award.

9. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

10. Dispute Resolution. The provisions of this Section 10 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement.

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The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12. No Effect on Terms of Service. The Units subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future performance unit grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. This Award shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

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13. Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all awards of equity compensation or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, Asia, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired as a result of this Award or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

14. Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

END OF AGREEMENT

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EXHIBIT A

Lumentum Holdings Inc.

Performance Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued performance units (the “Units”) under any existing or subsequently adopted equity incentive plan of Lumentum Holdings Inc. or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share

1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐    (b)    Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

[1]	A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

1

☐    (c)    Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share

1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐    (b)    Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐    (c)    Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)		(fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall

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be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective until I file another such designation with Lumentum Holdings Inc. Any previous Beneficiary Designations are hereby revoked.

Submitted by:		Accepted by:

☐ Grantee	☐ Grantee’s Spouse	Lumentum Holdings Inc.

By:

(Signature)

Its:

Date:		Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

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Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

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